EX-99.(G)(1)(E)

_______________________________________________________

AMENDMENT TO GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

BETWEEN

EACH OF THE ENTITIES LISTED ON SCHEDULE A

AND

JPMORGAN CHASE BANK, N.A.

AMENDMENT

dated as of April 21, 2008

to the

GLOBAL CUSTODY AND FUND ACCOUNTING AGREEMENT

dated as of February 18, 2005

between

Each of the entities listed on Schedule A hereto each of which is acting on behalf of each portfolio listed under its name on Schedule A (each a, “Fund”). For the purposes of this Amendment each individual Fund is considered a separate “Customer”.

and

JPMorgan Chase Bank, N.A., (the “Bank”).

WHEREAS, the parties have previously entered into that certain Global Custody and Fund Accounting Agreement referred to above (the "Agreement"). The parties have now agreed to amend the Agreement pursuant to this Amendment (the “Amendment”). Unless otherwise defined in this Amendment, capitalized terms used in this Amendment shall have the meanings specified in the Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.	Amendment of the Agreement

Upon execution of this Amendment by both parties, the Agreement shall be and hereby is amended as follows:

(a)	Schedule A to the Agreement, is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(b)	Schedule C to the Agreement, is hereby deleted in its entirety and replaced with Schedule C attached hereto.

(c)	Section 2.16 of the Agreement is hereby deleted in its entirety and replaced with the following;

2.16	Fund Accounting Services

Except as otherwise agreed in writing between Bank and Customer, Bank shall perform fund accounting services as specified on the attached Schedule B.

2.

This Agreement as amended supersedes and replaces the separate Fund Accounting Services Agreement between JPMorgan Trust I, on behalf of Highbridge Statistical Market Neutral Fund, and J.P. Morgan Investor Services Co., dated November 30, 2005.

3.	Representations

Each party represents to the other party that all representations contained in the Agreement are true and accurate as of the date of this Amendment and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.	Miscellaneous

(a)

Entire Agreement. This Amendment constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings (except as otherwise provided herein) with respect thereto.

(b)

Amendments. No amendment, modification or waiver in respect of this Amendment will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties.

(c)

Counterparts. This Amendment may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original. All signatures need not be on one counterpart.

(d)	Headings. The headings used in this Amendment are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Amendment.

(e)	Governing Law. This Amendment will be governed by and construed in accordance with the law of the State of New York (without reference to choice of law doctrine).

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Amendment effective from the date first specified on the first page of this Amendment.

JPMorgan Institutional Trust

J.P. Morgan Fleming Mutual Fund Group, Inc.

J.P. Morgan Mutual Fund Group

J.P. Morgan Mutual Fund Investment Trust

J.P. Morgan Series Trust II

JPMorgan Insurance Trust

JPMorgan Trust I

JPMorgan Trust II

UM Investment Trust

Undiscovered Managers Funds

By:_/s/ Stephanie J. Dorsey_____

Name: Stephanie J. Dorsey

Title: Treasurer

JPMORGAN CHASE BANK, N.A.

By:_/s/ Denis Burchell_________

Name: Denis Burchell

Title: Vice President

Schedule A

List of Entities Covered by the Custody Agreement

Dated as of April 21, 2008

JPMorgan Institutional Trust

JPMorgan Ultra Short-Term Bond Trust
JPMorgan Short-Term Bond Trust
JPMorgan Intermediate Bond Trust
JPMorgan Core Bond Trust
JPMorgan Equity Index Trust

J.P. Morgan Fleming Mutual Fund Group, Inc

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Group

JPMorgan Short Term Bond Fund II

J.P. Morgan Mutual Fund Investment Trust

JPMorgan Growth Advantage Fund

J.P. Morgan Series Trust II

JPMorgan Bond Portfolio
JPMorgan International Equity Portfolio
JPMorgan Mid Cap Value Portfolio
JPMorgan Small Company Portfolio
JPMorgan U.S. Large Cap Core Equity Portfolio

JPMorgan Insurance Trust

JPMorgan Insurance Trust Balanced Portfolio
JPMorgan Insurance Trust Core Bond Portfolio
JPMorgan Insurance Trust Diversified Equity Portfolio
JPMorgan Insurance Trust Diversified Mid Cap Growth Portfolio
JPMorgan Insurance Trust Diversified Mid Cap Value Portfolio
JPMorgan Insurance Trust Equity Index Portfolio
JPMorgan Insurance Trust Government Bond Portfolio
JPMorgan Insurance Trust International Equity Portfolio
JPMorgan Insurance Trust Intrepid Growth Portfolio
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio
JPMorgan Insurance Trust Large Cap Value Portfolio
JPMorgan Insurance Trust Small Cap Equity Portfolio

JPMorgan Trust I

Highbridge Statistical Market Neutral Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund

JPMorgan Asia Equity Fund
JPMorgan Bond Fund
JPMorgan California Municipal Money Market Fund
JPMorgan California Tax Free Bond Fund
JPMorgan Capital Growth Fund
JPMorgan China Region Fund
JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Dynamic Growth Fund
JPMorgan Dynamic Small Cap Core Fund
JPMorgan Dynamic Small Cap Growth Fund
JPMorgan Emerging Economies Fund
JPMorgan Emerging Markets Debt Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Enhanced Income Fund
JPMorgan Equity Income II Fund
JPMorgan Federal Money Market Fund
JPMorgan Global Focus Fund
JPMorgan Growth and Income Fund
JPMorgan Income Builder Fund
JPMorgan India Fund
JPMorgan Intermediate Tax Free Bond Fund
JPMorgan International Currency Income Fund
JPMorgan International Equity Fund
JPMorgan International Markets Fund (effective upon the effectiveness of the Fund’s registration statement)
JPMorgan International Opportunities Fund
JPMorgan International Realty Fund
JPMorgan International Small Cap Equity Fund
JPMorgan International Value Fund
JPMorgan International Value SMA Fund
JPMorgan Intrepid America Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid International Fund
JPMorgan Intrepid Japan Fund
JPMorgan Intrepid Multi Cap Fund
JPMorgan Intrepid Plus Fund
JPMorgan Intrepid Value Fund
JPMorgan Intrinsic Value Fund
JPMorgan Latin America Fund
JPMorgan Market Neutral Fund
JPMorgan Micro Cap Fund
JPMorgan Mid Cap Equity Fund
JPMorgan New York Municipal Money Market Fund
JPMorgan New York Tax Free Bond Fund
JPMorgan Prime Money Market Fund

JPMorgan Real Return Fund
JPMorgan Russia Fund
JPMorgan Short Term Bond Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund
JPMorgan Strategic Appreciation Fund
JPMorgan Strategic Income Fund
JPMorgan Strategic Preservation Fund
JPMorgan Strategic Small Cap Value Fund
JPMorgan Tax Aware Core Equity Fund
JPMorgan Tax Aware Disciplined Equity Fund
JPMorgan Tax Aware Diversified Equity Fund
JPMorgan Tax Aware Enhanced Income Fund
JPMorgan Tax Aware High Income Fund
JPMorgan Tax Aware Large Cap Growth Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Tax Aware Real Return SMA Fund
JPMorgan Tax Aware Short-Intermediate Income Fund
JPMorgan Tax Aware U.S. Equity Fund
JPMorgan Tax Free Money Market Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S. Large Cap Core Plus Fund
JPMorgan U.S. Large Cap Value Plus Fund
JPMorgan U.S. Small Company Fund
JPMorgan Value Advantage Fund
JPMorgan Value Discovery Fund

JPMorgan Trust II

JPMorgan Arizona Municipal Bond Fund
JPMorgan Core Bond Fund
JPMorgan Core Plus Bond Fund
JPMorgan Diversified Mid Cap Growth Fund
JPMorgan Diversified Mid Cap Value Fund
JPMorgan Equity Income Fund
JPMorgan Equity Index Fund
JPMorgan Government Bond Fund
JPMorgan High Yield Bond Fund
JPMorgan Intermediate Bond Fund
JPMorgan International Equity Index Fund
JPMorgan Intrepid Mid Cap Fund
JPMorgan Investor Balanced Fund
JPMorgan Investor Conservative Growth Fund
JPMorgan Investor Growth & Income Fund
JPMorgan Investor Growth Fund
JPMorgan Kentucky Municipal Bond Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund

JPMorgan Liquid Assets Money Market Fund
JPMorgan Louisiana Municipal Bond Fund
JPMorgan Market Expansion Index Fund
JPMorgan Michigan Municipal Bond Fund
JPMorgan Michigan Municipal Money Market Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Multi-Cap Market Neutral Fund
JPMorgan Municipal Income Fund
JPMorgan Municipal Money Market Fund
JPMorgan Ohio Municipal Bond Fund
JPMorgan Ohio Municipal Money Market Fund
JPMorgan Short Duration Bond Fund
JPMorgan Short Term Municipal Bond Fund
JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund
JPMorgan Tax Free Bond Fund
JPMorgan Treasury & Agency Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan U.S. Real Estate Fund
JPMorgan U.S. Treasury Plus Money Market Fund
JPMorgan Ultra Short Duration Bond Fund
JPMorgan West Virginia Municipal Bond Fund

UM Investment Trust

Undiscovered Managers Multi-Strategy Fund

Undiscovered Managers Funds

JPMorgan Realty Income Fund
Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund
Undiscovered Managers Small Cap Growth Fund

This Schedule A supersedes and replaces any previously executed Schedule A between the parties.

Schedule C

Global Custody, Fund Accounting Services and Global Derivative Services Fee Schedule
To the Global Custody and Fund Accounting Agreement
Dated as of April 21, 2008

This Schedule C supersedes and replaces any previously executed Schedule C between the parties.

Global Custody Fees : These fee schedules are applicable to the JPMorgan Funds Complex (which includes any 1940 Act fund, commingled fund or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.).

1.	Safekeeping and Settlement Charges

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Argentina	25.00	55.00
Australia	2.50	50.00
Austria	5.00	50.00
Bahrain	45.00	100.00
Bangladesh	40.00	100.00
Belgium	4.00	50.00
Bermuda	20.00	75.00
Botswana	45.00	100.00
Brazil	15.00	50.00
Bulgaria	35.00	75.00
Canada	2.00	15.00
Chile	20.00	75.00
China	20.00	50.00
Colombia	40.00	100.00
Costa Rica	40.00	100.00
Croatia	40.00	100.00
Cyprus	40.00	100.00
Czech Republic	25.00	75.00
Denmark	2.50	50.00
Ecuador	40.00	100.00
Egypt	40.00	75.00
Estonia	30.00	75.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Euro CDs	1.00	15.00
Euroclear	1.25	10.00
Finland	5.00	50.00
France	2.00	30.00
Germany	1.25	27.00
Ghana	40.00	125.00
Greece	20.00	75.00
Hong Kong	3.50	45.00
Hungary	20.00	75.00
Iceland	20.00	75.00
India	20.00	45.00
Indonesia	10.00	75.00
Ireland	3.00	45.00
Israel	25.00	75.00
Italy	2.00	30.00
Ivory Coast	60.00	100.00
Jamaica	40.00	70.00
Japan	1.50	10.00
Jersey	40.00	100.00
Jordan	40.00	100.00
Kazakhstan	50.00	100.00
Kenya	40.00	100.00
Korea	15.00	35.00
Latvia	20.00	100.00
Lebanon	50.00	100.00
Lithuania	35.00	100.00
Luxembourg	3.00	50.00
Malaysia	8.00	75.00
Malta	40.00	100.00
Mauritius	60.00	100.00
Mexico	6.00	35.00
Morocco	40.00	125.00
Namibia	40.00	125.00
Nepal	60.00	125.00
Netherlands	3.50	30.00
New Zealand	2.00	47.00
Nigeria	60.00	125.00
Norway	2.60	50.00

Global Custody Fee Schedule
Market	Safekeeping (BPs)*	Transaction** (US$)
Oman	35.00	125.00
Pakistan	30.00	150.00
Peru	50.00	100.00
Philippines	7.00	83.00
Poland	30.00	100.00
Portugal	12.00	83.00
Romania	30.00	100.00
Russia	15.00	80.00
Singapore	4.00	45.00
Slovakia	40.00	100.00
Slovenia	35.00	100.00
South Africa	5.00	40.00
Spain	3.00	40.00
Sri Lanka	20.00	100.00
Swaziland	40.00	125.00
Sweden	3.00	50.00
Switzerland	2.50	40.00
Taiwan	13.00	75.00
Thailand	12.00	40.00
Tunisia	40.00	90.00
Turkey	20.00	75.00
Ukraine	60.00	100.00
United Arab Emirates	45.00	100.00
United Kingdom	0.16	15.00
United States	0.10	4.50***
Uruguay	50.00	125.00
Venezuela	35.00	100.00
Vietnam	40.00	125.00
Zambia	40.00	125.00
Zimbabwe	40.00	115.00

* Annualized rate paid pro rata each month.

** Cost for the settlement of all primary transactions.

*** Highbridge Statistical Market Neutral Fund which will be charged US$ 2.50

Additional Primary Transaction Charges

Description	Rates (US$)
Physical Security Receive/Deliver	20.00
Memo Positions (Blue Sheet)	7.50
Futures and Options	7.50

2.	Secondary Transaction Charges

Custody and safekeeping related transactions process post security settlement. Trade instructions that require manual input will incur an additional $20.00 surcharge.

Description	Rates(US$)
Income Collections – Physical	5.00
Principal & Interest - Book Entry	5.00
Principal & Interest - Physical	5.00

3.	Cash Transaction Charge

Non-securities-related cash payments levied for all outward free payments including third party foreign exchange payments. No charge is levied for the receipt of incoming funds. Cash instructions that require manual input will incur an additional surcharge of $20.

Description	Rates(US$)
Foreign Exchange Payments	7.00
Outgoing Wires (Fed, Chips, SWIFT)	7.00

4.	Global Proxy Voting Service

This service includes the provision of an extensive suite of secure online tools to assist client exercise their corporate governance responsibilities, including in-market support for vote execution, share blocking, beneficial owner re-registration and power of attorney administration where required.

Global Proxy Voting Fee Schedule
Tier A: US$15		Tier B: US$35	Tier C: US$60
Australia	Singapore	Argentina	Italy
Bahrain	South Africa	Austria	Jordan
Bangladesh	South Korea	Belgium	Lebanon
Bermuda	Spain	Brazil	Malta
Canada	Sri Lanka	Colombia	Mauritius
China+	Taiwan	Croatia	Mexico
Chile	Thailand	Cyprus	Netherlands
Estonia	Tunisia	Czech Republic	Norway+
Euroclear	Ukraine	Denmark	Pakistan
Hong Kong	United Kingdom	Egypt	Poland
India+	United States	Ecuador	Portugal
Indonesia	Vietnam	Finland	Slovak
Ireland	Venezuela	France	Sweden+
Israel		Germany	Switzerland
Jamaica		Greece	Turkey
Japan		Hungary
Malaysia		Iceland
New Zealand
Philippines
Russia+

+ The fee for this country is the fee for the appropriate tier plus out of pocket expenses

Fund Accounting

The following schedule shall be employed in the calculation of the annual fees payable for the services provided under this Agreement. For purposes of determining the asset levels at which a Tier applies, assets for that fund type across the entire JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) shall be used.

Money Market Funds*
Tier One	First 5,000,000,000	0.75 bps
Tier Two	Next $7,500,000,000	0.60 bps
Tier Three	Next $22,500,000,000	0.30 bps
Tier Four	Over $35,000,000,000	0.10 bps
Fixed Income Funds
Tier One	First $12,500,000,000	0.90 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.20 bps

U.S. Equity Funds
Tier One	First $12,500,000,000	0.85 bps
Tier Two	Next $7,500,000,000	0.50 bps
Tier Three	Next $10,000,000,000	0.35 bps
Tier Four	Over $30,000,000,000	0.25 bps

International Funds
Tier One	First $12,500,000,000	2.00 bps
Tier Two	Over $12,500,000,000	1.75 bps
Emerging Markets Funds
Tier One	First $12,500,000,000	3.00 bps
Tier Two	Over $12,500,000,000	2.00 bps

Other Fees
Minimums**
	U.S. Equity	$20,000
	U.S. Fixed Income	$20,000
	Money Markets	$10,000
	International	$25,000
	Emerging Markets	$40,000
	Highbridge Statistical Market Neutral Fund***	$30,000
Additional Share Classes (except Fund of Funds****)	$2,000
Multi-Manager (per manager)	$6,000
Fund Mergers (per fund)	$1,500
Fund of Funds *****	$15,000

* A cap on Fund Accounting fees for the Money Market Funds will be set a $1 Million per annum. When a Money Market Fund reaches the fee cap, fees on additional share classes will also be waived.

** Fund minimums will apply only for Funds that have commenced operations. Start up funds will be charged at a rate of 50% of the Fund Accounting fees for a period of 6 months after commencement of operations.

*** Plus $20 per trade requiring manual entry into the WINS accounting platform

**** Fund of Funds will be charged a share class fee of $2,000 per annum after the 3rd share class.

***** This flat fee applies to Fund of Funds investing in JPM funds only. For any long term funds investing only in Fund of Funds as part of the overall investment strategy or for Funds of Funds investing in outside funds, the tiered pricing for Fund Accounting in the appropriate asset class would apply.

Global Derivative Services:

Instrument Coverage / Fees

Instruments covered are standard transactions of the types listed in the fee schedule below and outlined in Appendix A of the Service Level Document. Exotic or structured trades are excluded from this fee schedule. Instruments covered by the fee schedule may be expanded by mutual agreement of the parties.

Instruments	Transaction (STP+) Set up Fee US$* (per Trade)	Amendment (STP+) Fees US$ (per Trade)	Daily Lifecycle Management Fee US$ (per Position per Day)	Collection of Broker Price Fee US$ (per Position per Day)	Independent Valuation US$ (per Position per Day)
Forward Rate Agreements	40.00	10.00	0.40	1.50	0.25
Interest Rate Swaps (including caps & Floors)	40.00	10.00	0.40	1.50	0.25
Swaptions	40.00	10.00	0.40	1.50	0.25
Credit Default Swaps – Single Name & Index	40.00	10.00	0.40	1.50	Not in Scope
Price Locks	40.00	10.00	0.40	1.50	Not in Scope
Currency Options	40.00	10.00	0.40	1.50	Not in Scope
Bond Options	40.00	10.00	0.40	1.50	Not in Scope
Inflation Swaps	40.00	10.00	0.40	1.50	Not in Scope
Total Return Swaps	40.00	10.00	0.40	1.50	Not in Scope

+Straight Through Processing

* Tiered Fees

A tiered structure will be applied to the new transaction set up fee for the JPMorgan Funds Complex (which shall be defined to include any 1940 Act fund, commingled funds or Section 3c-7 fund which is advised or sub-advised by an entity which is a wholly-owned subsidiary of JPMorgan Chase & Co.) on the following basis:

•	US$ 40 : 0 – 2,000 new transactions per month

•	US$ 35: 2,000 – 4,000 new transactions per month

•	US$ 30: > 4,000 new transactions per month

These transaction fees will be applied across all transactions on a pro-rata basis.

Notes

1)	A one time set-up fee applies to, and will be charged for, all new transactions.

2)

Amendment fees will be charged for the following types of transactions including, but are not limited to: trade amends, cancellations, partial/full terminations, amendments, unwinds, terminations, cancellations, novations, restructures, option exercises, notional re-sets, option expiries, maturities or credit events.

3)

Independent Valuation fees and daily administration fees will be calculated based on the number of open positions at the end of each business day, aggregated across all funds/accounts. Broker price fees will be calculated based on the number of open positions at month end.

4)

New non-STP trades will be charged at twice the rate of STP trades. Likewise, non-STP trade amendments will be charged at twice the rate of STP trade amendments. If Bank causes the trade or amendment not to be STP, then there will not be an extra charge.

Out-of-pocket Expenses

Recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following*:

•	Custody. Registration/transfer fees will be a pass-through when incurred by Bank. Stamp taxes/duties/script fees will be a pass-through when incurred by Bank. Other pass-through fees include:

•	Account opening fees in the local market(s)

•	Local administrator, legal counsel and tax consultant fees as required

•	Local crossing, transaction, registration and/or depository fees

•	Transportation costs for shipment of physical securities and/or script

•	Translation services, travel and accommodation expenses, legal fee and personal attendance expenses as required

•

Information, Pricing, Benchmarking and other Data Licensed Services. These charges include payments to service providers such as IDC, JJ Kenny, Bear Sterns, Xciteck, Reuters, Bloomberg, CCH, Exchange fees, Options Price Reporting Authority, Standard and Poors, Hedgetek, Wall Street Concepts, Easylink

- Archives. Archive charges to include storage, transportation, and recalls of archive boxes.

- Printing/Copying. These charges include expenses associated with printing copying and fax support.

*Additional fee categories may be added in response to future developments, e.g., when new regulations are enacted that result in additional expense to comply with those regulations.

Fee Terms and Conditions

Bank's fees shall remain in place for a period of 3 years from the effective date of the fee schedule.

Bank reserves the right to renegotiate its fee schedule at any time, should the Customer actual investment portfolio and/or trading activity differ significantly from the assumptions used to develop our fee proposal. The fee schedule may also be amended by mutual agreement of the parties if the Customer’ service requirements change; each party agrees to negotiate, diligently and in good faith, to agree upon new fees for such service requirement changes. Bank and the Customer agree to revisit this arrangement.

Fees for additional service(s) and/or market(s) added at the request of the Customer while this fee schedule is in effect will be assessed at Bank's standard price(s); unless an alternative pricing arrangement is agreed upon in advance by the Customer and Bank.

JPMorgan requires invoices to be paid in U.S. Dollars, unless Bank and the Customer have agreed upon alternative payment arrangements in advance of remittance.

Basis point fee(s), if applicable, will be calculated at the end of the monthly billing period using asset values derived by Bank from data provided by its selected pricing sources. In the event that Bank must rely on the Customer or a portfolio manager or other party(ies) selected by the Customer to provide valuation(s) for the purpose of calculating basis point fee(s), Bank must receive such valuations no later than 30 days after the end of the billing period in a format deemed acceptable by Bank. In the event that Bank does not receive valuations by the required date, Bank will render an invoice using the most recent valuation(s) received for the respective investment(s)/account(s).

Bank will present invoices monthly in arrears, with payment expected via wire transfer, unless an alternative billing arrangement is negotiated between the Customer and Bank. All annual fees, including basis point fees, will be pro-rated based on the number of months included in the billing period.

Any customized technology projects required to meet the Customer specific requirements, such as non-standard reporting requirements, system interfaces or enhancements, will be billed to the Customer based on the time and materials required to design, develop, test and deliver the project, unless an alternative arrangement is negotiated between the Customer and Bank.